Exhibit 21.1
Subsidiaries of the Registrant

Entity	Country/State of Formation
Brookfield REIT OP GP LLC	Delaware
Brookfield REIT Operating Partnership L.P.	Delaware
Brookfield REIT Parent Holdings LLC	Delaware
Brookfield REIT Parent TRS LLC	Delaware
Brookfield REIT Finco GP LLC	Delaware
Brookfield REIT Facility Holdings LLC	Delaware
Brookfield REIT Logistics Holdings LLC	Delaware
Dover Street Grand Avenue Partners TRS, LLC	Delaware
Dover Street Grand Avenue Partners, LLC	Delaware
Brookfield REIT Finco L.P.	Cayman Islands
Brookfield REIT Office Holdings LLC	Delaware
BNTR Burbank Holdings LLC	Delaware
Brookfield REIT MF Holdings LLC	Delaware
BOP Nest Domain LLC	Delaware
BOP Nest Nashville LLC	Delaware
Federal Hill Apartments GAP, LLC	Delaware
Federal Hill Apartments GAP, TRS LLC	Delaware
Federal Hill Apartments Property Owner, LLC	Delaware
Flats on Front LLC	Delaware
BNTR SSW Propco LLC	Delaware
BNTR Verso Propco LLC	Delaware
Brookfield REIT Lux S.à r.l.	Luxembourg
Brookfield REIT SFR Holdings LLC	Delaware
BNTR SFR Upper Vehicle LLC	Delaware
BNTR SFR Lower Vehicle LLC	Delaware
BNTR SFR Owner LLC	Delaware
BNTR SFR TRS LLC	Delaware
The Lakes Grand Avenue Partners, LLC	Delaware
The Lakes Grand Avenue Partners TRS, LLC	Delaware
Oaktree Segregated REIT Vehicle 1, LLC	Delaware
Oaktree Segregated Debt Vehicle, LLC	Delaware
Brookfield REIT Liquid Holdings LLC	Delaware
Lakes Property Owner JV LLC	Delaware
Lakes Property Owner LLC	Delaware
Arbors and Anzio Apartments REIT, LLC	Delaware
Tru MF Grand Avenue Partners II, LLC	Delaware
Tru MF Grand Avenue Partners II TRS, LLC	Delaware
Tru MF Venture II LLC	Delaware

Sweetwater Fee Owner LLC	Delaware
San Jacinto Fee Owner LLC	Delaware
Two Liberty Center REIT LLC	Delaware
Two Liberty Center Grand Avenue Partners, LLC	Delaware
Two Liberty Center LLC	Delaware
Two Liberty Center Owner LLC	Delaware
Avery Grand Avenue Partners, LLC	Delaware
111 Montgomery GAP REIT Member, LLC	Delaware
111 Montgomery GAP, LLC	Delaware
Furniture Markets REIT TL, LLC	Delaware
Markets Term Loan Grand Avenue Partners, LLC	Delaware
Markets GAP Term Loan Lender LLC	Delaware
BNTR 6123-6227 Monroe Court LLC	Delaware
BNTR Logistics Acquisitions LLC	Delaware
BNTR 2929 Old Tampa LLC	Delaware
BNTR 8400 Westphalia Road LLC	Delaware
BNTR 187 Bartram PKWY Holdings LLC	Delaware
BNTR 2003 Beaver Road LLC	Delaware
Avery GAP REIT Member, LLC	Delaware